UTAH COMMERCIAL LEASE

This lease agreement is entered into on this 27th day of October, 2005, by and between:

SCARBOROUGH BUILDING, L.L.C. (hereinafter called “LESSOR”) and

AUTHORIZE.NET, CORP. (hereinafter called “LESSEE”). For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LESSOR and LESSEE do hereby covenant, contract and agree as follows:

1. PREMISES AND TERM: LESSOR hereby leases to LESSEE, for the term commencing on the 1st day of November, 2005 and ending on the 31st day of October, 2010 (the “TERM”), the following described premises in its present condition, located in American Fork, Utah County, Utah:

That first floor office space known as Suite # 101, comprising 2,000 square feet, and the entire second floor office space, comprising 12,140 square feet (for a total combined square footage of 14,140 feet), all located at 915 South 500 East, American Fork, Utah (hereinafter the “PREMISES” or “LEASED PREMISES”). LESSEE also has a right for the benefit of LESSEE, its employees, agents and invitees for access to and from the Leased Premises through the building and over property of LESSOR adjoining the Leased Premises, and to use those parts of the building designated by LESSOR for use by LESSEE, including but not limited to toilet rooms, elevators and unrestricted parking areas, if any.

2. RENEWAL AND RIGHT OF FIRST REFUSAL: LESSOR and LESSEE agree that:

(A) The Parties may extend or renew the lease, for which LESSEE has the right of first refusal, for two (2) additional years at current market price for that time, with any agreed modifications, in a separate, signed document.

(B) LESSEE shall have the right, during the Term of the Lease and any option period, to lease any available space in the building on the same terms and conditions as provided herein. LESSOR agrees to give LESSEE written notice of such availability. Upon receipt of LESSOR’s notice, LESSEE shall have thirty (30) days in which to respond to LESSOR and exercise this option.

3. RENT: The LESSEE covenants to pay to LESSOR as Rent during the first year the sum of Nineteen thousand and Six hundred and Fifty Dollars ($19,650.00) per month (hereinafter “the Rent”), in advance without demand on or before the first day of each month at the office of the LESSOR. At each year’s anniversary, the rent will increase by three percent (3%), as a Cost of Living Adjustment (“COLA”). Therefore, on November 1st of each following year, the monthly rent will increase by Five hundred and Ninety Dollars ($590.00). The first month’s rent, together with the Security Deposit (see Section 8, below), shall be due at the time of executing this Lease; the next rent payment will be due December 1, 2005.

There will be no CAM (common area maintenance) charges during the Term. In addition, the Parties mutually agree that LESSOR forgives any further CAM charges that remain due and payable after the payment due October 31, 2005 under that certain lease between the Parties dated February 1, 2001, and subsequent revisions or modifications thereto.

The LESSEE shall pay the Rent when due and payable, without any setoff, deduction or prior demand whatsoever. Any payment by LESSEE or acceptance by LESSOR of a lesser amount than shall be due from LESSEE to LESSOR shall be treated as payment on account. The acceptance by LESSOR of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, representing that such lesser amount is payment in full, shall be given no effect; and LESSOR may accept such check without prejudice to any other rights or remedies which LESSOR may have against LESSEE.

4. LATE CHARGES: LESSEE shall pay a late charge in the amount of two and one-half percent (2.5%) of the outstanding delinquent balance for any payment of the rent not made within ten (10) days after the due date, to cover the extra expense involved in handling late payments. This charge is in addition to any other rights or remedies of the LESSOR.

5. UTILITIES: LESSEE shall pay all charges for utilities for the PREMISES, except for the following which shall be paid by LESSOR: water, electric, sewer, power, gas and thrice weekly trash removal and cleaning of the Premises. In addition thereto, LESSOR’s janitorial service will inspect and clean the LESSEE’S bathrooms and its break room on non-scheduled cleaning days, except Sundays.

6. CONDITION OF PREMISES; USE OF PREMISES: LESSOR agrees that LESSEE, upon paying the rent and on performing all terms of this lease, shall peaceably enjoy the Leased Premises during the Term of this Lease. By occupying the Leased Premises as a tenant, or installing fixtures, facilities, or equipment or performing finished work, LESSEE shall be deemed to have accepted the same and to have acknowledged that the Premises are in the condition required by this Lease.

LESSEE acknowledges that LESSEE has examined and knows the condition of the Leased Premises, and has received the same in good order and repair, and agrees:

(A) To use these Leased Premises only for LESSEE’s lawful business purposes, understood primarily to be office, management and network hosting matters. LESSEE shall have the right to continue its use of one back-up generator on the Premises, at its present location.
(B) To surrender the Leased Premises to LESSOR at the end of the Term or any renewal without the necessity of any notice from either LESSOR or LESSEE to terminate the same, and LESSEE hereby expressly waives all right to any notice which may be required under any laws now or hereafter enacted and in force.
(C) To surrender possession of these Leased Premises at the expiration of this Lease without further notice to quit, in as good condition as reasonable use will permit.
(D) To keep the Premises in good condition and repair at LESSEE’s own expense, except repairs which are the duty of LESSOR.
(E) To perform, fully obey and comply with all ordinances, rules, regulations and laws of all public authorities, boards and officers relating to the use of the Premises.
(F) Not to make any occupancy of the Leased Premises contrary to law or contrary to any directions, rules, regulations, regulatory bodies, or officials having jurisdiction or which shall be injurious to any person or property.
(G) Not to permit any waste or nuisance.
(H) Not to use the Leased Premises for living quarters or residence.

LESSOR shall pay for any expense, damage or repair occasioned by the stopping of waste pipes or overflow from bathtubs, closets, washbasins, basins, toilets or sinks, unless such damage is attributable, by reasonable evidence, to the acts of LESSEE, in which case LESSEE shall reimburse LESSOR the costs of such repairs.

LESSEE shall pay for any damage to inside window panes, window shades, curtain rods, wallpaper, furnishings, or any other damage to the interior of the Leased Premises.

Any SIGNS of a temporary nature which have been placed upon or about such Leased Premises shall be replaced at LESSEE’s expense with permanent signage within ninety (90) days of the commencement of this Lease. Upon the end of the Term of the Lease or upon the earlier termination or notice, all signage shall be removed by LESSEE, at LESSEE’s expense, and LESSEE shall repair any damage to the Leased Premises which shall be occasioned by reason of such removal.

At all times, LESSEE shall keep the sidewalks, if any, hallways and all other common areas in front of or adjoining the Leased Premises clean and in a sightly and sanitary condition. Notwithstanding the foregoing, LESSOR shall be responsible for all landscaping, including snow removal.

All repairs, except those specific repairs set forth below which are the responsibility of the LESSOR, shall be made by the LESSEE at its own expense. If the LESSOR pays for the same or any part thereof, LESSOR shall be reimbursed by LESSEE for such amount.

The LESSOR shall be responsible for making only the following repairs [check those that apply]:

[x] sprinkler system;

[x] heating, ventilating or air-conditioning system serving the Premises;

[x] structural repairs to windows, exterior walls, ceilings (except damage caused by LESSEE), structural columns and structural floors which collectively enclose the Premises (excluding, however, storefronts);

[x] the roof over the Premises;

[x] lights;

[x] electrical and plumbing systems;

[x] exterior door and its associated security system;

[x] elevator; and

[x] common areas.

LESSEE shall give LESSOR notice of the necessity for such repairs and that such repairs did not arise from, nor were they caused by, the negligence or willful acts of LESSEE, its agents, concessionaires, officers, employees, licensees, invitees, or contractors.

7. FIXTURES AND TRADE FIXTURES: LESSEE shall make no improvements, alterations, changes or additions to the Leased Premises unless such changes, improvements, alterations, or additions: (a) are first approved in writing by LESSOR; (b) are not in violation of restrictions placed thereon by the investor financing the construction of the building; and (c) will not materially alter the character, or substantially lessen the value, of the Leased Premises. LESSOR may not unreasonably withhold approval, and if there is a dispute as to reasonableness, it shall be determined by arbitration. Any such improvements shall be completed within thirty (30) days of commencement.

All improvements made by LESSEE to the Premises which are so attached to the Premises that they cannot be removed without material injury to the Premises, shall become the property of LESSOR upon installation. Not later than the last day of the Term, LESSEE shall, at LESSEE’s expense: (a) remove all of LESSEE’s personal property and those improvements made by LESSEE which have not become the property of LESSOR, including trade fixtures, cabinetwork, movable paneling, partitions, and the like; (b) repair all injury done by or in connection with the installation or removal of such property and improvements; and (c) surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear, and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by LESSEE or LESSEE’s agents, employees, visitors, or licensees, excepted. Unless otherwise agreed by the Parties, all property of LESSEE remaining on the Premises after the last day of the Term of this lease shall be conclusively deemed abandoned and may be removed by LESSOR, and LESSEE shall reimburse LESSOR for the cost of such removal.

8. SECURITY DEPOSIT: The LESSEE, contemporaneously with the first Rent installment, agrees to deposit with the LESSOR Nine hundred Thirty-one Dollars and Seventeen Cents ($931.17) which amount, together with crediting the Eighteen thousand Seven hundred Eighteen Dollars and Eighty-three Cents ($18,718.83) the LESSOR may retain from the Parties’ prior lease agreement, makes up the sum equal to one month’s rent, which shall be held by the LESSOR as security for the full faith and performance by LESSEE of all of the terms, covenants and conditions of this Lease by LESSEE.

The security deposit shall be applied to damages or rent and returned or credited to LESSEE with an additional accrued interest credit of Two thousand Two hundred and Fifty Dollars ($2,250.00) upon the completion of the Term, all in accordance with the laws of the state where the Leased Premises are located and in force at the time of execution of this Lease.

9. LESSOR’S LIEN: As additional security, LESSEE acknowledges, to the extent allowed by applicable law, the LESSOR’S right to hold and sell with due legal notice all property on the Premises in order to satisfy unpaid Rent, expenses, and utilities. No property of LESSEE brought onto the Leased Premises shall be removed by LESSEE other than in the ordinary course of business as long as LESSEE is in default of the terms of this lease.

10. DEFAULT: Each of the following shall be deemed an Event of Default after notice as provided in Section 11 hereof:

(A) Default in the payment of Rent or other payments hereunder.

(B) Default in the performance or observance of any covenant or condition of this Lease by the LESSEE to be performed or observed.

(C) Abandonment of the Premises by LESSEE.

(D) The filing or execution or occurrence of:

i.	Filing a Petition in bankruptcy by or against LESSEE; provided, however, that if a Petition is filed against LESSEE by a third party, then LESSEE shall have thirty (30) days within which to obtain a dismissal of such Petition.

ii.	Filing a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act; provided, however, that if such a petition or answer is filed against LESSEE by a third party, then LESSEE shall have thirty (30) days within which to obtain a dismissal of such petition or answer.

iii.	Adjudication of LESSEE as a bankrupt or insolvent: or insolvency in the bankruptcy equity sense as determined by a Bankruptcy Court.

iv.	An assignment for the benefit of creditors whether by trust, mortgage, or otherwise.

v.	A petition or other proceeding by or against LESSEE for, or the appointment of, a trustee, receiver, guardian, conservator or liquidator of LESSEE with respect to all or substantially all its property; provided, however, that if such a petition or other proceeding is filed against LESSEE by a third party, then LESSEE shall have thirty (30) days within which to obtain a dismissal of such petition or proceeding.

vi.	A petition or other proceeding by or against LESSEE for its dissolution or liquidation, or the taking of possession of the property of the LESSEE by any governmental authority in connection with dissolution or liquidation; provided, however, that if such a petition or other proceeding is filed against LESSEE by a third party, then LESSEE shall have thirty (30) days within which to obtain a dismissal of such petition or proceeding.

11. NOTICE OF DEFAULT: The Parties are desirous of giving one another fair notice of any default before termination or other action under this Lease requiring such notice. In the event of an act of default with respect to any provision of this Lease, such act shall not constitute an Event of Default, and neither party can institute legal action or any other action against the other party with respect to such default without first complying with the following conditions:

(A) Notice of such default must be in writing and must be hand-delivered, mailed to the other party by U.S. Certified Mail return receipt requested, or if unable to provide notice by these methods, notice from LESSOR to LESSEE by posting the notice on the front door of the Leased Premises;
(B) Such written notice shall set forth the nature of the alleged default in the performance of the terms of this Lease and shall designate the specific paragraph(s) therein which relate to the alleged act of default;

(C) Such notice shall also contain a reasonably understandable description of the action to be taken or performed by the other party in order to cure the alleged default and the date by which the default must be remedied, which date can be not less than ten (10) days with respect to the payment of Rent or thirty (30) days with respect to all other defaults, from the date of mailing the notice of default.

12. TERMINATION: Upon occurrence of any Event of Default which has not been cured, LESSOR may, at its option, in addition to any other remedy or right given hereunder or by law, give notice to LESSEE that this Lease shall terminate upon the date specified in the notice, which date shall not be earlier than thirty (30) days after mailing or delivery of such notice.

The foregoing provisions for the termination of this Lease shall not operate to exclude or suspend any other remedy of the LESSOR for breach, or for the recovery of Rent for the full term.

Should LESSOR be in default under of terms of this Lease, LESSEE shall be entitled to any and all remedies available to it in accordance with applicable law.

13. ACCELERATION: LESSEE expressly agrees and understands that upon LESSOR’S termination of this Lease, as more specifically provided in Section 17(B) hereof, the entire remaining balance of unpaid Rent for the remaining Term of this Lease shall ACCELERATE, whereby the entire sum shall become immediately due, payable, and collectable. To the extent allowed by law, LESSOR may hold the portion of LESSEE’S security deposit remaining after reasonable cleaning and repairs as a partial offset to satisfaction of the accelerated Rent.

14. REPOSSESSION: Upon termination of this Lease as provided herein, or pursuant to statute, or by summary proceedings or otherwise, the LESSOR may enter forthwith, without further demand or notice to LESSEE, and resume possession of the Leased Premises. In no event shall such re-entry or resumption of possession or reletting as hereafter provided be deemed to be acceptance or surrender of this Lease or a waiver of the rights or remedies of LESSOR hereunder.

15. INTENTIONALLY OMMITTED.

16. RELETTING AFTER TERMINATION: Upon termination of this Lease in any manner above provided, LESSOR shall use its best efforts to relet the Premises and otherwise to mitigate its damages hereunder.

17. DAMAGES: Upon termination of this Lease if an Event of Default occurs, and only after exhaustion of all notice periods and reasonable attempts to resolve such potential breaches or defaults:

(A) LESSEE shall pay to LESSOR without further demand or notice the following:

i. All Rent and other payments accrued to the date of such termination and a proportionate part of the rent otherwise payable for the month in which such termination occurs.
ii. All future Rent and other payments to be due under the terms of this Lease to the extent Landlord has not been able to offset same by reletting the Premises.
iii. The reasonable costs of: making all repairs, alterations and improvements required to be made by LESSOR hereunder because of LESSEE’s failure to make repairs, alterations and repairs required by this Lease; and performing all covenants of LESSEE relating to the condition of the Premises during the Term and upon expiration or sooner termination of this Lease which covenants LESSEE has failed to perform. Evidence, although not conclusive, of such costs may be the costs estimated by a reputable architect or contractor selected by LESSOR or the reasonable amounts actually expended or incurred thereafter by LESSOR.

iv. The reasonable attorneys’ fees and other costs.

(B) LESSOR shall pay to LESSEE without demand or notice the following:

i. Any and all remedies available to LESSEE in accordance with applicable law.
ii. The reasonable attorneys’ fees and other costs.

18. NON-EXCLUSIVITY OF LESSOR’S REMEDIES: The receipt of Rent after default, or after judgment or after execution, shall not deprive the LESSOR of other actions against the LESSEE for possession or for Rent or for damages, and all such remedies are non-exclusive and can be exercised concurrently or separately as LESSOR desires.

19. LESSOR NOT LIABLE FOR INJURY OR DAMAGE TO PERSONS OR PROPERTY: Unless caused by an act or omission (of a duty set forth herein) of LESSOR or any of its employees, agents, parents, subsidiaries, or assignees, LESSOR shall not be liable for any injury or damage to any person or to any property at any time on said Premises or building, from any cause whatever that may at any time exist from the use or condition of the Premises or building from any cause, during the Term or any renewal of this Lease.

20. TAXES: Property taxes on the Leased Premises shall be responsibility of LESSOR. Taxes on the personal property of Lessee shall be the responsibility of LESSEE. All other taxes shall be the responsibility of the party incurring the same.

21. RIGHT OF RE-ENTRY: LESSOR shall have the right, by itself or agent or with others, to enter the Premises during business hours and with twenty-four (24) hours prior written notice, to examine or exhibit the premises, or to make such repairs and alterations as shall be deemed necessary for the safety and preservation of the building, to inspect and examine, to post such notices as LESSOR may deem necessary to protect LESSOR against loss from liens of laborers, materialmen or others, and for the purpose of permitting or facilitating LESSOR’s performance of its obligations hereunder, or for any other reasonable purpose which does not materially diminish LESSEE’s enjoyment or use of the Leased Premises.

22. HOLDOVER: If LESSEE shall holdover after the expiration of the Term hereof, with the consent of LESSOR, express or implied, such tenancy shall be from month to month only, and not a renewal hereof; and LESSEE agrees to pay Rent and all other charges as provided herein, and also to comply with all covenants of this Lease for the time LESSEE holds over. LESSEE shall be entitled to possession until LESSOR has given LESSEE thirty (30) days notice that such month to month tenancy shall be terminated; otherwise, notice is only required as hereinafter provided as notice of default.

If LESSEE shall hold over without the consent of LESSOR, express or implied, then LESSEE shall be construed to be a tenant at sufferance at double the Rent herein provided, prorated by the day, until possession is returned to LESSOR.

LESSEE’S holding over beyond the expiration of the notice period of a lawful Notice of Termination constitutes holding over without the consent of the LESSOR, and LESSEE shall be construed to be a tenant at sufferance, at double the Rent herein provided, prorated by the day until possession is returned to LESSOR, without limitation to LESSOR’S remedies and rights of recovery under applicable law.

23. NATURE OF RELATIONSHIP BETWEEN PARTIES: The sole relationship between the parties created by this agreement is that of LESSOR and LESSEE. Nothing contained in this lease shall be deemed, held, or construed as creating a joint venture or partnership between the parties.

24. RIGHT OF LESSOR TO PAY OBLIGATIONS OF LESSEE TO OTHERS: If LESSEE shall fail or refuse to pay any sums due to be paid by it under the provisions of this Lease, or fail or refuse to maintain the Leased Premises or any part thereof as herein provided, then, and in such event, LESSOR, after ten (10) days notice in writing by LESSOR to LESSEE, shall have the right to pay any such sum or sums due to be paid by LESSEE and to do and perform any work necessary to the proper maintenance of the Leased Premises; and the amount of such sum or sums paid by LESSOR for the account of LESSEE and the cost of any such work, together with interest on such amount at the maximum legal rate from the date of payment by LESSOR until the repayment to LESSOR by LESSEE, shall be paid by LESSEE upon demand in writing. The payment by LESSOR of any such sum or sums, or the performance by LESSOR of any such work, shall be evidence (although not conclusive) of the necessity for such work.

25. MECHANICS’ AND OTHER LIENS IMPOSED BY LESSEE: LESSEE shall keep the Leased Premises and the improvements at all times during the Term free of mechanics’ and materialmen’s liens and other liens of like nature, other than liens created and claimed by reason of any work done by or at the instance of LESSOR, and at all times shall fully protect and indemnify LESSOR against all such liens or claims and against all attorneys’ fees and other costs and expenses growing out of or incurred by reason or on account of any such liens or claims. Should LESSEE fail to fully discharge any such lien or claim, LESSOR, at its option, may pay the same or any part thereof, LESSOR being the sole judge of the validity of such lien or claim.

All amounts so paid by LESSOR, together with interest at the maximum legal rate from the time of payment by LESSOR until repayment by LESSEE, shall be paid by LESSEE upon demand, and if not so paid, shall continue to bear interest at the aforesaid rate, interest payable monthly, as additional rent.
26. CONDEMNATION CLAUSE: In the event that all or a part of the Premises is taken by eminent domain or conveyed in lieu of eminent domain, if the Leased Premises reasonably cannot be used by LESSEE for its intended purposes, then this Lease will terminate effective as of the date that the condemning authority shall take possession of the same.

27. FIRE CLAUSE: The LESSEE agrees to notify LESSOR of any damages to the Leased Premises by fire or other hazard and also of any dangerous or hazardous condition within the Leased Premises immediately upon the occurrence of such fire or other hazard or discovery of such condition.

Upon occurrence of a fire, repairs shall be made by LESSOR as soon as reasonably may be done unless the costs of repairing the Premises exceed twenty-five percent (25%) of the replacement cost of the building, in which case the LESSOR may, at its option, terminate this lease by giving LESSEE written notice of termination within thirty (30) days of the date of the occurrence.

If the LESSOR does not terminate this Lease pursuant to the paragraph above, then LESSOR has thirty (30) days after the date of occurrence to give written notice to LESSEE setting forth its unqualified commitment to make all necessary repairs or replacements, the projected date of commencement of such repairs, and the LESSOR’S best good faith estimate of the date of completion of the same.

If the LESSOR fails to give such notice, or if the date of completion is more than ninety (90) days after the date of the occurrence, then the LESSEE may, at its option, terminate this Lease, and the LESSOR will be obliged to refund to the LESSEE any rent allocable to the period subsequent to the date of the fire.

28. WAIVER OF NONPERFORMANCE: Failure of the LESSOR or LESSEE to exercise any of its rights under this Lease upon nonperformance by the LESSOR or LESSEE of any condition, covenant or provision herein contained shall not be considered a waiver; nor shall any waiver of nonperformance of any such condition, covenant or provision by the LESSOR or LESSEE be construed as a waiver of the rights of the LESSOR or LESSEE as to any subsequent defective performance or nonperformance hereunder.

29. PAROL EVIDENCE CLAUSE: This instrument constitutes the final, fully integrated expression of the agreement between the LESSOR and the LESSEE, and it cannot be modified or amended in any way except in writing signed by the LESSOR and LESSEE.

30. SUBORDINATION: This Lease is subordinate to the lien of all present or future mortgages that affect the Leased Premises and to all renewals, modifications, replacements and extensions of this lease. This clause shall be self-operative; but in any event, LESSEE agrees to execute promptly and deliver any estoppel certificate or other assurances that LESSOR may request in furtherance of this provision.

31. INSURANCE: LESSEE shall, during the entire Term of the Lease, keep in full force and affect a policy of public liability insurance with respect to its personal property and the business operated by LESSEE in the property.

LESSOR shall, during the term hereof, at its sole expense, provide and keep in force insurance on the building against loss or damage by fire and extended coverage, in an amount equal to One hundred percent (100%) of the full insurable value, which insurance shall be placed with an insurance company or companies approved by LESSOR and licensed to do business in the state wherein lay the Leased Premises. The term “full insurable value” shall mean actual replacement value of the building (exclusive of costs of excavation, foundations and footing below ground level). The insurance required under this paragraph shall be carried in the name of the LESSOR and LESSEE and shall provide that any proceeds thereunder shall be paid to LESSOR and LESSEE and any applicable mortgage holder, according to their respective interests.

Duplicate originals or certificates of insurance of the policies provided shall be furnished by LESSOR and LESSEE to each other.

32. NOTICES: All notices and communications concerning this Lease shall be mailed to the Parties at the following addresses:

LESSOR:	LESSEE:
Mark R. Webb Pine Valley Realty	Authorize.Net Corp.
50 W. Canyon Crest	915 S. 500 E., #200
Alpine, UT 84004	Amer. Fork, UT 84003

With copies to:

General Counsel	Stephen G. Snyder, Esq.
Lightbridge, Inc.	333 N. Main Street
30 Corporate Drive	Alpine, UT
Burlington, MA 01803	84004

33. SALE BY LESSOR: In the event of a sale or conveyance by LESSOR of all or part of the Leased Premises, the same shall operate to release LESSOR from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of LESSEE; and in such event LESSEE agrees to look solely to the responsibility of the successor-in-interest of LESSOR in and to this lease. This Lease shall not be affected by any such sale, and LESSEE agrees to attorn to the purchaser or assignee. LESSEE agrees to permit LESSOR, at any time within sixty (60) days prior to the expiration of this Lease, to place upon or in the window of the Leased Premises any usual or ordinary For Rent or similar sign and to allow prospective tenants, applicants, or agents of LESSOR to enter, with twenty-four (24) hours written notice, and examine the Leased Premises during business hours and during the last sixty (60) days of the Term hereof, and to permit LESSOR or LESSOR’s agents, at any time, with twenty-four (24) hours written notice, during the Term hereof, to conduct prospective purchasers through the Leased Premises during reasonable business hours.

34. COURT ACTION, ATTORNEY’S FEES AND COSTS: If, upon failure of either party to comply with any of the covenants, conditions, rules or regulations of and in this Lease, and if suit should be brought for damages on account, or to enforce the payment of Rent herein stipulated, or to recover possession of the Premises or to enforce any provision hereof, the losing party agrees to pay to the prevailing party reasonable attorneys’ fees, costs and expenses incurred in prosecuting these suits.

35. ASSIGNMENTS AND SUB-LEASE: The LESSEE hereby agrees not to assign this Lease voluntarily or involuntarily, nor to sub-lease the Premises or any part of the Leased Premises, without the written consent of the LESSOR, under penalty of instant forfeiture of this Lease. All rights and liabilities herein given to or imposed upon either of the Parties shall extend to the heirs, executors, administrators, successors and assigns of such party. LESSOR agrees to cooperate and to provide consent reasonably as to an assignment to: (a) a subsidiary, affiliate or parent company of LESSEE; or (b) any entity which succeeds to all or part of LESSEE’s assets by merger, sale or otherwise.

36. INTERPRETATION: Whenever any word is used in this agreement in the masculine gender, it shall also be construed as being used in the feminine and neuter genders, and singular usage shall include the plural and vice versa, all as the context shall require.

37. MODIFICATION: Any modification or amendment off this agreement shall be in writing and shall be executed by all Parties. ANY REDUCTION OF THE LEASE PERIOD SHALL REQUIRE DIFFERENT RENT RATES AND OTHER TERMS.

38. SEVERABILITY CLAUSE: If any term, covenant, condition, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

39. LAW TO APPLY: This Lease shall be construed under and in accordance with the laws of the State of Utah. Those laws shall govern every aspect of the enforcement of this lease.

40. ADDENDUMS: The following addendums are attached to this Lease and shall be initialed by the parties. (Check all that apply or check none)

( ) Option to Purchase

( ) Arbitration Agreement

(x) Other: Appendix A, “Trusted Visitor Access Badge Form and Policy.”

41. OTHER PROVISIONS: The Parties agree that:

(A) All improvements to the Leased Premises must be approved by LESSOR prior to commencement, and made at LESSEE’s expense. However, LESSOR has agreed to remove two walls and repaint Suite #101, as well as to install new carpet and blinds, provided those improvements do not exceed Ten thousand Dollars ($10,000.00). If the costs of such build-out exceed that sum, the LESSOR shall bear such overages. In addition, Lessor agrees to make necessary improvements to the air conditioning for Mr. Roy Banks’ office..

(B) LESSOR and its agents agree to abide by LESSOR’s security procedures, attached hereto as Appendix A, “Trusted Visitor Access Badge Form and Policy.”

All documents such as schedules, exhibits and like documents are incorporated herein and shall initialed by all Parties. If LESSEE is a corporation, each person executing this Lease represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation. Those persons further represent that the terms of this Lease are binding upon the corporation.

In Witness hereof, the undersigned LESSOR and LESSEE execute this Lease to be effective as of the day and date first above written.

LESSEE(s)	LESSOR(s)

By: /s/ Timothy C. O’Brien	/s/ Mark D. Webb

Signature (Authorize.Net, Corp.)	Signature (Agent for Scarborough Building L.L.C.)
Printed Name: Timothy C. O’Brien Its CFO	Printed Name: Mark D. Webb, Its Agent

Appendix A — Trusted Visitor Access Badge Form and Policy

(see attached)